Exhibit 99.1

News Release

Babcock & Wilcox Announces Preliminary Unaudited Q4 and Full Year 2019 Results

- Company expects to report a return to profitability on a GAAP consolidated operating income basis for fourth quarter 2019

(AKRON, Ohio - March 12, 2020) - Babcock & Wilcox Enterprises, Inc. (NYSE:BW) (B&W or the “Company”) today announced preliminary, unaudited fourth quarter 2019 and full-year 2019 financial results. The Company is providing these preliminary results in light of current market volatility and coronavirus concerns.

B&W anticipates it will report fourth quarter 2019 GAAP operating income from continuing operations in the range of $8.2 million to $10.2 million, returning to profitability on a GAAP income basis for the quarter for the first time since the third quarter of 2016. The Company expects to report adjusted EBITDA in the range of positive $17.5 million to $19.5 million for the fourth quarter of 2019.

For 2019, the Company anticipates it will report full-year GAAP operating loss in the range of $31.7 million to $29.2 million and adjusted EBITDA in the range of positive $31.0 million to $33.5 million, returning to full-year profitability on an adjusted EBITDA basis.

The Company anticipates the first quarter of 2020 will be profitable on a GAAP operating income and adjusted EBITDA basis.

The 2019 results of operations reported above are unaudited and subject to review and change in connection with the completion of the Company’s audit currently underway. The Company expects to host an earnings discussion and webcast on or before its March 30, 2020 deadline to file its 2019 full year audited results on Form 10-K with the SEC.

Update on Impact of Coronavirus on Operations

B&W is monitoring the global spread and impact of the coronavirus closely, and is implementing measures in accordance with local directives, as well as internal policies, to mitigate the impact on employees and limit business interruption. While the Company makes no prediction regarding the ultimate impact of the coronavirus on its business, it is preparing and implementing mitigation plans for further or prolonged impact from the coronavirus on its global operations.

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures internally to evaluate its performance and in making financial and operational decisions. When viewed in conjunction with GAAP results and the accompanying reconciliation, the Company believes that its presentation of these measures provides investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. This release presents adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA on a consolidated basis is defined as the sum of the adjusted EBITDA for each of the segments, further adjusted for corporate allocations and research and development costs. At a segment level, the adjusted EBITDA presented is consistent with the way the Company's chief operating decision maker reviews the results of operations and makes strategic decisions about the business and is calculated as earnings before interest, tax, depreciation and amortization adjusted for items such as gains or losses on asset sales, mark to market ("MTM") pension adjustments, restructuring and spin costs, impairments, losses on debt extinguishment, costs related to financial consulting required under the U.S. Revolving Credit Facility and other costs that may not be directly controllable by segment management and are not allocated to the segment. The Company presents consolidated Adjusted EBITDA because it believes it is useful to investors to help facilitate comparisons of the ongoing, operating performance before corporate overhead and other expenses not attributable to the operating performance of the Company's revenue generating segments

Forward-Looking Statements

B&W cautions that this release contains forward-looking statements, including, without limitation, statements relating to our expected fourth quarter 2019 results of operations, our expected first quarter 2020 results of operations and the impact on our operations of the global spread of the novel coronavirus (COVID-19) outbreak. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, any adjustments to our results of operations recognized as part of our regular process for producing and reviewing our financial statements for completed periods; our ability to continue as a going concern; our recognition of any asset impairments as a result of any decline in the value of our assets or our efforts to dispose of any assets in the future; our ability to obtain and maintain sufficient financing to provide liquidity to meet our business objectives, surety bonds, letters of credit and similar financing; our ability to satisfy, or if required, obtain waivers of the requirements under the credit agreement governing our revolving credit facility and term loans; our ability to refinance our obligations under such credit agreement in a timely manner, if at all; our ability to obtain waivers of required pension contributions beginning with contributions for fiscal year 2019; the highly competitive nature of our businesses, and our ability to successfully compete with our current and future competitors; general economic and business conditions, including changes in interest rates and currency exchange rates; fluctuations and volatility in global financial markets, such as the recent substantial decline in oil prices; technological and regulatory developments in the energy industry and our ability to evolve with these trends; cancellations of and adjustments to backlog and the resulting impact from using backlog as an indicator of future earnings; our ability to perform contracts on time and on budget, in accordance with the schedules and terms established by the applicable contracts with customers; failure by third-party subcontractors, partners or suppliers to perform their obligations on time and as specified; our ability to successfully resolve claims by vendors for goods and services provided and claims by customers for items under warranty; our ability to realize anticipated savings and operational benefits from our restructuring plans and other cost-savings initiatives; our ability to successfully address productivity and schedule issues in our Vølund & Other Renewable segment, including the ability to complete our European EPC projects within the expected time frame and the estimated costs; our ability to successfully partner with third parties to win and execute contracts within our SPIG and Vølund & Other Renewable segments; changes in our effective tax rate and tax positions, including the limitation on our ability to use our net operating loss carryforwards and other tax assets as a result of our recent ownership change under Section 382 of the Internal Revenue Code; our ability to maintain operational support for our information systems against service outages and data corruption, as well as protection against cyber-based network security breaches and theft of data; our ability to protect our intellectual property and renew licenses to use intellectual property of third parties; our use of the percentage-of-completion method of accounting to recognize revenue over time; our ability to successfully manage research and development projects and costs, including our efforts to successfully develop and commercialize new technologies and products; the operating risks normally incident to our lines of business, including professional liability, product liability, warranty and other claims against us; changes in, or our failure or inability to comply with, laws and government regulations; actual or anticipated changes in governmental regulation, including trade and tariff policies; difficulties we may encounter in obtaining regulatory or other necessary permits or approvals; changes in, and liabilities relating to, existing or future environmental regulatory matters; changes in actuarial assumptions and market fluctuations that affect our net pension liabilities and income; potential violations of the Foreign Corrupt Practices Act; the loss of key personnel and the continued availability of qualified personnel; our ability to negotiate and maintain good relationships with labor unions; changes in pension and medical expenses associated with our retirement benefit programs; social, political, competitive and economic situations in foreign countries where we do business or seek new business; the risks of pandemics or other public health emergencies, including the continued spread and impact of, and the governmental and third party response to, the recent coronavirus outbreak; the possibilities of war, other armed conflicts or terrorist attacks; the willingness of customers and suppliers to continue to do business with us on reasonable terms and conditions; and our ability to successfully consummate strategic alternatives for non-core assets, if we decide to pursue them. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors that may impact the accuracy of the forward-looking statements contained in this release, see B&W’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K. B&W cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and B&W undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

About B&W Enterprises
Headquartered in Akron, Ohio, Babcock & Wilcox Enterprises is a global leader in energy and environmental technologies and services for the power and industrial markets. Follow us on Twitter @BabcockWilcox and learn more at www.babcock.com.

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Investor Contact:	Media Contact:
Megan Wilson	Ryan Cornell
Vice President, Corporate Development & Investor Relations	Public Relations
Babcock & Wilcox Enterprises	Babcock & Wilcox Enterprises
704.625.4944 | investors@babcock.com	330.860.1345 | rscornell@babcock.com

Exhibit 1
Babcock & Wilcox Enterprises, Inc.
Reconciliation of Preliminary Results(2)
(In millions)

	Three months ended December 31, 2019		Twelve months ended December 31, 2019
Estimated Range	Lower	Upper	Lower	Upper
Adjusted EBITDA	$17.5	$19.5	$31.0	$33.5

Restructuring activities and spin-off transaction costs	(2.1)	(2.1)	(11.7)	(11.7)
Financial advisory services	(0.7)	(0.7)	(9.1)	(9.1)
Settlement cost to exit Vølund contract (1)	—	—	(6.6)	(6.6)
Advisory fees for settlement costs and liquidity planning	(4.4)	(4.4)	(11.8)	(11.8)
Litigation settlement	—	—	(0.5)	(0.5)
Stock compensation	(1.3)	(1.3)	(3.4)	(3.4)
Depreciation & amortization	(4.5)	(4.5)	(23.6)	(23.6)
Gain (loss) on asset disposals, net	3.7	3.7	3.9	3.9
Operating income (loss)	8.2	10.2	(31.7)	(29.2)

(1)
In March 2019, we entered into a settlement in connection with an additional European waste-to-energy EPC contract, for which notice to proceed was not given and the contract was not started. The settlement eliminates our obligations to act, and our risk related to acting, as the prime EPC should the project have moved forward.

(2) Figures may not be clerically accurate due to rounding.